Exhibit (d)(1)(n)

MainSTay Funds Trust

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 30th day of November, 2018, between the MainStay Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to remove MainStay Absolute Return Multi-Strategy Fund.

NOW, THEREFORE, the parties agree as follows:

(i)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Thomas Lynch	By:	/s/ Yie-Hsin Hung
Name:	Thomas Lynch	Name:	Yie-Hsin Hung
Title:	Director and Associate General Counsel	Title:	Chief Executive Officer

MAINSTAY FUNDS TRUST

Attest:	/s/ Thomas Lynch	By:	/s/ Kirk C. Lehneis
Name:	Thomas Lynch	Name:	Kirk C. Lehneis
Title:	Assistant Secretary	Title:	President

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SCHEDULE A

(As of November 30, 2018)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS

MainStay Balanced Fund	0.70% on assets up to $1 billion; 0.65% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion

MainStay Candriam Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion

MainStay Conservative Allocation Fund	0.00%*

MainStay Cushing MLP Premier Fund	1.10% on assets up to $3 billion; and 1.05% on assets over $3 billion

MainStay Cushing Renaissance Advantage Fund	1.10% on assets up to $500 million; and 1.05% on assets over $500 million

MainStay Cushing Energy Income Fund	0.95% on all assets

MainStay Epoch Capital Growth Fund	0.75% on all assets

MainStay Epoch Global Choice Fund	0.95% on assets up to $500 million; and 0.90% on assets over $500 million

MainStay Epoch Global Equity Yield Fund	0.70% on all assets

MainStay Epoch International Choice Fund	0.80% on assets up to $5 billion; 0.775% on assets from $5 billion to $7.5 billion; and 0.75% on assets over $7.5 billion

MainStay Epoch U.S. All Cap Fund	0.85% on assets up to $500 million; 0.825% on assets from $500 million to $1 billion; and 0.80% on assets over $1 billion

MainStay Epoch U.S. Equity Yield Fund	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion

MainStay Epoch U.S. Small Cap Fund	0.85% on assets up to $1 billion; and 0.80% on assets over $1 billion

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FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS

MainStay Floating Rate Fund	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion

MainStay Growth Allocation Fund	0.00%*

MainStay Indexed Bond Fund	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion

MainStay MacKay California Tax Free Opportunities Fund	0.50% on all assets

MainStay MacKay Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion

MainStay MacKay Growth Fund	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion

MainStay MacKay High Yield Municipal Bond Fund	0.55% on assets up to $1 billion; 0.54% on assets from $1 billion to $3 billion; 0.53% on assets from $3 billion to $5 billion; and 0.52% on assets over $5 billion

MainStay MacKay International Opportunities Fund	1.10% on all assets

MainStay MacKay New York Tax Free Opportunities Fund	0.50% on all assets

MainStay MacKay S&P 500 Index Fund	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion

MainStay MacKay Short Duration High Yield Fund	0.65% on all assets

MainStay MacKay Short Term Municipal Fund	0.35% on all assets

MainStay MacKay Total Return Bond Fund	0.50% on assets up to $1 billion; 0.475% on assets from $1 billion to $3 billion; and 0.465% on assets over $3 billion

MainStay MacKay U.S. Equity Opportunities Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion

MainStay Moderate Allocation Fund	0.00%*

MainStay Moderate Growth Allocation Fund	0.00%*

MainStay Retirement 2010 Fund	0.10%

MainStay Retirement 2020 Fund	0.10%

MainStay Retirement 2030 Fund	0.10%

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FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS

MainStay Retirement 2040 Fund	0.10%

MainStay Retirement 2050 Fund	0.10%

MainStay Retirement 2060 Fund	0.10%

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.

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